Exhibit 4.1

JUKEBOX HITS VOL. 1 LLC

SUBSCRIPTION AGREEMENT

to subscribe to Royalty Shares as described on Schedule 1 attached hereto

Legal Name of Purchaser (Individual or Entity):

JUKEBOX HITS VOL. 1 LLC

SUBSCRIPTION AGREEMENT

ROYALTY SHARES

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into by and between Jukebox Hits Vol. 1 LLC, a Delaware limited liability company (the “Company”), and the individual or entity named on the front page of this Subscription Agreement (the “Purchaser”). Accordingly, the Company and the Purchaser hereby agree as follows:

1.1 Subscription. The Purchaser, intending to be legally bound, hereby irrevocably agrees to purchase from the Company the royalty shares issued by the Company (the “Royalty Shares”) pursuant to a Regulation A securities offering (the “Offering”) in the amount(s) and at the purchase price(s) set forth on Schedule 1 attached hereto, and on the terms and conditions set forth herein, and in the Royalty Share Agreement to be entered into by and between the Company and the Purchaser (the “Royalty Share Agreement”) executed and effective on or around the date of acceptance of this subscription (this “Subscription”) by the Company. Terms which are used but not defined in this Subscription Agreement shall have the meanings given to them in the Royalty Share Agreement (defined below).

In order to purchase the Royalty Shares as set forth on Schedule 1 attached hereto, the Purchaser hereby submits this Subscription in accordance with and subject to the terms and conditions described in this Subscription Agreement, relating to the exempt offering of Royalty Shares by the Company.

Upon the basis of the representations and warranties, and subject to the terms and conditions, set forth herein, the Company agrees to issue and sell the Royalty Shares to the Purchaser on the date this Subscription is accepted by the Company (the “Closing”) for the aggregate purchase price set forth on the front page hereto (the “Subscription Price”).

2. Payment. Concurrent with the execution hereof and of the Royalty Share Agreement, the Purchaser authorizes the transfer of funds in an amount equal to the Subscription Price from the Purchaser’s user account established on the JKBX Platform to the Company’s bank account on the “JKBX Platform” at https://www.jkbx.com (or its successor platform) operated by Jukebox Technology LLC, a Delaware limited liability company, or its Affiliates (as defined below in Section 7).

3. Rejection of Subscription.

3.1 The Purchaser understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this Subscription or any other subscription for any Series in the Offering of Royalty Shares, in whole or in part, and for any reason or no reason, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. If the Company rejects a subscription, either in whole or in part (which decision is in its sole discretion), the Company shall return the rejected Subscription Price or the rejected portion thereof to the Purchaser without deduction, offset or interest accrued thereon. If this subscription is rejected in whole this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

4. Acceptance of Subscription. At the Closing, if the Company accepts this Subscription in whole or in part, the Company shall execute and deliver to the Purchaser a counterpart-executed copy of this Subscription Agreement and the Royalty Share Agreement and release the Subscription Price (or applicable portion thereof if such subscription is only accepted in part) to the Company. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Subscription Agreement, and until the Purchaser shall have executed and delivered to the Company this Subscription Agreement and a substitute Form W-9 of Form W-8 (as applicable), and shall have paid to the Company the Purchase Price in accordance with this Agreement. The Purchaser understands and agrees that this Subscription is made subject to the condition that the Royalty Shares to be issued and delivered on account of this Subscription will be issued only in the name of and delivered only to the Purchaser.

5. Representations and Warranties, Acknowledgments, and Agreements. The Purchaser hereby acknowledges, represents, warrants and agrees to the following:

(a)

The Purchaser is aware that an investment in any Series in the Offering of Royalty Shares involves a significant degree of risk and has carefully read the Company’s Offering Circular dated    , 2023 (the “Offering Circular”) and, in particular, the “Risk Factors” section therein. The Purchaser understands that the Company is subject to all the risks applicable to early-stage companies. The Purchaser acknowledges that no representations or warranties have been made to it or to its advisors or representatives with respect to the business or prospects of the Company or its financial condition.

(b)

The offering and sale of any Series of Royalty Shares in the Offering has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Purchaser understands that the offering and sale of the Series in the Offering of Royalty Shares is intended to be exempt from registration under the Securities Act, by virtue of Tier 2 of Regulation A thereof, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement, including, without limitation, the investor qualification and attestation attached hereto as Exhibit A (“Investor Qualification and Attestation”) (which may be completed by the Purchaser in advance on the JKBX Platform). The Purchaser is purchasing the Royalty Shares for its own account for investment purposes only and not with a view to or intent of resale or distribution thereof in violation of any applicable securities laws, in whole or in part.

(c)

The Purchaser, as set forth in the Investor Qualification and Attestation, as of the date hereof is a “qualified purchaser” as that term is defined in Regulation A (a “Qualified Purchaser”). The Purchaser agrees to promptly provide the Company, and/or its respective agents with such other information as may be reasonably necessary for them to confirm the Qualified Purchaser status of the Purchaser.

(d)

The Purchaser acknowledges that the Purchaser’s responses to the investor qualification questions posed on the JKBX Platform and reflected in the Investor Qualification and Attestation are complete and accurate as of the date hereof.

(e)

The Purchaser acknowledges that neither the SEC nor any state securities commission or other regulatory authority has passed upon or endorsed the merits of the offering of any Series in the Offering of Royalty Shares.

(f)

In evaluating the suitability of an investment in the Royalty Shares, the Purchaser has not relied upon any representation or information (oral or written) other than as set forth in the Offering Circular, the Royalty Share Agreement and this Subscription Agreement.

(g)

Except as previously disclosed in writing to the Company, the Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby and, in turn, to be paid to its selected dealers, and in all instances the Purchaser shall be solely liable for any such fees and shall indemnify the Company with respect thereto pursuant to Section 6 of this Subscription Agreement.

(h)

The Purchaser, together with its advisors, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the Offering Circular, the Royalty Share Agreement and this Subscription Agreement to evaluate the merits and risks of an investment in the Royalty Shares and the Company and to make an informed investment decision with respect thereto.

(i)

The Purchaser is not relying on the Company, Double Platinum Management LLC (the “Manager”), the JKBX Platform, or any of their Affiliates, respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Royalty Shares, and the Purchaser has relied on the advice of, or has consulted with, only its own advisors, if any, whom the Purchaser has deemed necessary or appropriate in connection with Purchaser’s purchase of the Royalty Shares.

(j)

No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Purchaser or any of the Purchaser’s Affiliates is required for the execution of this Subscription Agreement or the performance of the Purchaser’s obligations hereunder, including, without limitation, the purchase of the Royalty Shares by the Purchaser.

(k)

The Purchaser has adequate means of providing for such Purchaser’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Royalty Shares for an indefinite period of time.

(l)

The Purchaser (i) if a natural person, represents that the Purchaser has reached the age of 21 (or 18 in states with such applicable age limit) and has full power and authority to execute and deliver this Subscription Agreement, the Royalty Share Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; or (ii) if a corporation, partnership, or limited liability company or other entity, represents that such entity was not formed for the specific purpose of acquiring the Royalty Shares, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement, the Royalty Share Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Royalty Shares, the execution and delivery of this Subscription Agreement and the Royalty Share Agreement has been duly authorized by all necessary action, this Subscription Agreement and the Royalty Share Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement and the Royalty Share Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement and the Royalty Share Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription Agreement and the Royalty Share Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and the Royalty Share Agreement and make an investment in the Royalty Shares, and represents that this Subscription Agreement and the Royalty Share Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement and the Royalty Share Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound.

(m)

The Purchaser, (i) if an entity, has its principal place of business or, (ii) if a natural person, has its primary residence, in the jurisdiction (state and/or country) set forth in the Investor Qualification and Attestation. The Purchase first learned of the offer and sale of any Series in the Offering of Royalty Shares in the state listed in the Investor Qualification and Attestation, and the Purchaser intends that the securities laws of such state shall govern the Purchaser’s purchase of any Series in the Offering of Royalty Shares.

(n)

The Purchaser is either (a) a natural person resident in the United States, (b) a partnership, corporation or limited liability company organized under the laws of the United States, (c) an estate of which any executor or administrator is a U.S. person, (d) a trust of which any trustee is a U.S. person, (e) an agency or branch of a foreign entity located in the United States, (f) a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person, or (g) a partnership or corporation organized or incorporated under the laws of a foreign jurisdiction that was formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts. The Purchaser is not (i) a discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States, (ii) an estate of which any professional fiduciary acting as executor or administrator is a U.S. person if an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iii) a trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person, (iv) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country, or (v) an agency or branch of a U.S. person located outside the United States that operates for valid business reasons engaged in the business of insurance or banking that is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

(o)

Any information which the Purchaser has heretofore furnished or is furnishing herewith to the Company is true, complete and accurate and may be relied upon by the Manager, the Company and the JKBX Platform, in particular, in determining the availability of an exemption from registration under federal and state securities laws in connection with the Offering. The Purchaser further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of any Series in the Offering of Royalty Shares.

(p)

The Purchaser is not, nor is it acting on behalf of, a “benefit plan investor” within the meaning of 29 C.F.R. § 2510.3-101(f)(2), as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974 (such regulation, the “Plan Asset Regulation”, and a benefit plan investor described in the Plan Asset Regulation, a “Benefit Plan Investor”). For the avoidance of doubt, the term Benefit Plan Investor includes all employee benefit plans subject to Part 4, Subtitle B, Title I of ERISA, any plan to which Section 4975 of the Code applies and any entity, including any insurance company general account, whose underlying assets constitute “plan assets”, as defined under the Plan Asset Regulation, by reason of a Benefit Plan Investor’s investment in such entity.

(q)	The Purchaser is satisfied that the Purchaser has received adequate information with respect to all matters which it or its advisors, if any, consider material to its decision to make this investment.

(r)

Within five (5) days after receipt of a written request from the Manager or the Company (which request may be made through the JKBX Platform), the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject.

(s)

ALL SERIES IN THE OFFERING OF ROYALTY SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. ALL SERIES IN THE OFFERING OF ROYALTY SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED BY THE ROYALTY SHARE AGREEMENT. ALL SERIES IN THE OFFERING OF ROYALTY SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR, THIS SUBSCRIPTION AGREEMENT OR THE ROYALTY SHARE AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

(t)

The Purchaser should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations. The Purchaser represents that the amounts invested by it in the Royalty Shares in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals, including specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs, or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists. Furthermore, to the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in this paragraph. The Purchaser agrees to promptly notify the Company should the Purchaser become aware of any change in the information set forth in these representations. The Purchaser understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Purchaser, either by prohibiting additional subscriptions from the Purchaser and/or segregating the assets in the account in compliance with governmental regulations, and the Company may also be required to report such action and to disclose the Purchaser’s identity to OFAC. The Purchaser further acknowledges that the Company may, by written notice to the Purchaser, suspend the redemption rights, if any, of the Purchaser if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(u)

To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure, or an immediate family member or close associate of a senior foreign political figure. A “senior foreign political figure” is a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure. “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws. A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(v)

If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

(w)

Each of the representations and warranties of the parties hereto set forth in this Section 5 and made as of the date hereof shall be true and accurate as of the Closing applicable to the subscription made hereby as if made on and as of the date of such Closing.

6. Arbitration. Any and all disputes or controversies arising under this Agreement, or any of its terms, any effort by the Company or the Purchaser (each, a “Party,” collectively, the “Parties”) to enforce, interpret, construe, rescind, terminate or annul this Agreement, or any provision thereof (including the determination of the scope or applicability of this Agreement to arbitrate), shall be determined by binding arbitration before a single arbitrator (who shall be a retired judge of a state or federal court with experience in the entertainment industry). Any process in any such arbitration, action or proceeding commenced may be served upon either Party, among other methods, by personally delivering or mailing the same, via registered or certified mail, addressed to the other Party, as applicable, at the address given in this Agreement. This arbitration provision applies to claims under the U.S. federal securities laws and to all claims that are related to the Company and the Royalty Shares. The arbitration shall be administered by the Judicial Arbitration and Mediation Services pursuant to its Comprehensive Arbitration Rules and Procedures then in effect (or other mutually agreeable alternative dispute resolution service) and shall be conducted in New York, New York. The arbitrator shall issue a written decision that includes the essential findings and conclusions upon which the decision is based, which shall be signed and dated. Subject to the foregoing, THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO CLAIMS SUBJECT TO ARBITRATION HEREUNDER. The arbitrator’s ruling in the arbitration shall be final and binding and not subject to appeal or challenge. Judgment on any award may be entered in any court having competent jurisdiction. The Parties further agree that the arbitration proceedings, testimony, discovery and documents filed in the course of such proceedings, including the fact that the arbitration is being conducted, will be treated as confidential and will not be disclosed to any third party to such proceedings, except the arbitrator(s) and their staff, the Parties’ attorneys and their staff, and any experts retained by the Parties. BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISION CONTAINED IN THIS AGREEMENT, HOLDERS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. Further to the above, with respect to all persons and entities, the Parties agree that all claims must be brought in the Parties’ individual capacity, and not as a plaintiff or class member in any purported class action, collective action, private attorney general action, or other representative proceeding. This waiver applies to class arbitration, and, unless the Parties agree otherwise, the arbitrator may not consolidate more than one person’s claims. The Parties agree that, by entering into this Agreement, the Parties are each waiving the right to a trial by jury and to participate in a class action, collective action, private attorney general action, or other representative proceeding of any kind.

7. Indemnification. The Purchaser agrees to indemnify and hold harmless the Company, the Manager, each Affiliate of the Company and the Manager, and each of their respective officers, directors, employees, agents, members, partners, control persons (each of which shall be deemed third party beneficiaries hereof) from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Purchaser of any covenant or agreement made by the Purchaser herein or in any other document delivered in connection with this Subscription Agreement.

For purposes of this Subscription Agreement, “Affiliate” means, with respect to any person, any other person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the person in question. As used herein, the term control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, no representation, warranty, covenant or acknowledgment made herein by the Purchaser shall be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

8. Irrevocability; Binding Effect. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives, and permitted assigns.

9. Modification. This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

10. Assignability. This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the Royalty Shares shall be made only in accordance with all applicable laws and the Royalty Share Agreement. Any assignment contrary to the terms hereof shall be null and void and of no force or effect.

11. Applicable Law and Exclusive Jurisdiction. This Agreement is not intended to, nor shall it create, any rights, entitlements, claims or benefits enforceable by any person that is not a party to it. This Subscription Agreement shall be construed in accordance with and governed by the internal laws of the State of New York without regard to principles of conflict of laws. The Purchaser (i) irrevocably submits to the non-exclusive jurisdiction and venue of the courts of the State of New York in any action arising out of this Subscription Agreement, except where federal law requires that certain claims be brought in the federal courts of the United States, and (ii) consents to the service of process by mail. Notwithstanding any of the foregoing to the contrary, the Company acknowledges for the avoidance of doubt that this Section 11 shall not apply to claims arising under the Securities Act and the Exchange Act, and by agreeing to the provisions of this Section 11, the Purchaser will not be deemed to have waived the Company’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

12. Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

13. Miscellaneous.

13.1 This Subscription Agreement, together with the Royalty Share Agreement, constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

13.2 The covenants, agreements, representations and warranties of the Company and the Purchaser made, and the indemnification rights provided for, in this Subscription Agreement shall survive the execution and delivery hereof and delivery of the Royalty Shares, regardless of any investigation made by or on behalf of any party, and shall survive delivery of any payment for the Subscription Price.

13.3 Except to the extent otherwise described in the Offering Circular, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

13.4 This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original (including signatures sent by facsimile transmission or by email transmission of a PDF scanned document or other electronic signature), but all of which shall together constitute one and the same instrument.

13.5 Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

13.6 Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

[Signature Page Follows]

JUKEBOX HITS VOL. 1 LLC

ROYALTY SHARES

The Purchaser hereby elects to subscribe under this Subscription Agreement for the number and at the price of the Series Royalty Shares stated on the front page of this Subscription Agreement and executes this Subscription Agreement.

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)

Signature(s) of Purchaser(s)

Date

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Entity

By:
Name:
Title

Date

[Signature Page to Subscription Agreement]

Accepted:

JUKEBOX HITS VOL. 1 LLC

By: Double Platinum Management LLC , its managing member

By: Jukebox Co., its sole member

By:
Name:
Title:

Date:

[Signature Page to Subscription Agreement]

SCHEDULE 1

Series Identifier	Number of Royalty Shares	Price Per Royalty Share

[Schedule 1 to Subscription Agreement]

EXHIBIT A

INVESTOR QUALIFICATION AND ATTESTATION

INVESTOR INFORMATION

First Name

Last Name

Date of Birth

Entity Name (if applicable)

Address

Phone Number

E-mail Address

Check the applicable box:

(a)   I am an “accredited investor,” and have checked the appropriate box on the attached Certificate of Accredited Investor Status indicating the basis of such accredited investor status, which Certificate of Accredited Investor Status is true and correct.

(b)   The amount set forth on the first page of this Subscription Agreement, together with any previous investments in securities pursuant to this offering, does not exceed 10% of the greater of my net worth or annual income

In calculating your net worth: (i) your primary residence shall not be included as an asset; (ii) indebtedness that is secured by your primary residence, up to the estimated fair market value of the primary residence at the time of entering into this Subscription Agreement, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of entering into this Subscription Agreement exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and(iii) indebtedness that is secured by your primary residence in excess of the estimated fair market value of the primary residence at the time of entering into this Subscription Agreement shall be included as a liability.

Are you or anyone in your immediate household, or, for any non-natural person, any officers, directors, or any person that owns or controls 5% (or greater) of the equity associated with a FINRA member, organization, or the SEC (Y / N)

If yes, please provide name of the FINRA institution

Are you, anyone in your household or immediate family, or, for any non-natural person, any of its directors, trustees, 10% (or more) equity holder, an officer, or member of the board of directors of a publicly traded company? (Y / N)

If yes, please list ticker symbols of the publicly traded Company(s)

ATTESTATION

I understand that an investment in private securities is very risky; that I may lose all of my invested capital; that it is an illiquid investment with no short-term exit; and for which an ownership transfer is restricted.

The undersigned Purchaser acknowledges that the Company will be relying upon the information provided by the Purchaser in this Investor Qualification and Attestation. If such representations shall cease to be true and accurate in any respect, the undersigned shall give immediate notice of such fact to the Company.

Signature(s) of Purchaser(s)
Date

CERTIFICATE OF ACCREDITED INVESTOR STATUS

The signatory hereto is an “accredited investor”, as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Act”). I have checked the box below indicating the basis on which I am representing my status as an “accredited investor”:

☐	A natural person whose net worth, either individually or jointly with such person’s spouse, at the time of such person’s purchase, exceeds $1,000,000;

☐

A natural person who had individual income in excess of $200,000, or joint income with your spouse in excess of $300,000, in the previous two calendar years and reasonably expects to reach the same income level in the current calendar year;

☐	A director, executive officer, or general partner of the Company, the Manager, or Jukebox Co.;

☐

A bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	A private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

☐

An organization described in section 501(c)(3) of the Internal Revenue Code, corporation, limited liability company, Massachusetts or similar business trust, or partnership, in each case not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii) under the Act; or

☐	An entity in which all of the equity owners are accredited investors as described above.

In calculating your net worth: (i) your primary residence shall not be included as an asset; (ii) indebtedness that is secured by your primary residence, up to the estimated fair market value of the primary residence at the time of entering into this Subscription Agreement, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of entering into this Subscription Agreement exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by your primary residence in excess of the estimated fair market value of the primary residence at the time of entering into this Subscription Agreement shall be included as a liability. In calculating your net worth jointly with your spouse, your spouse’s primary residence (if different from your own) and indebtedness secured by such primary residence should be treated in a similar manner.

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